Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

AmericanWest 401(k) Retirement Savings Plan

Spokane, Washington

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-72834) of our report dated June 29, 2009, relating to the financial statements of AmericanWest Bank 401(k) Retirement Savings Plan appearing on this Form 11-K for the year ended December 31, 2008.

/s/ BDO Seidman, LLP

Spokane, Washington

June 28, 2010